As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant As Specified in Its Charter)

Delaware	45-4502447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Texas Avenue
Suite 1200
Midland, Texas
(432) 221-7400	79701
(Address of Principal Executive Offices)	(Zip code)

The 2021 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan
(Full title of the plan)

Teresa L. Dick
Executive Vice President, Chief Accounting Officer and Assistant Secretary
515 Central Park Drive, Suite 500
Oklahoma City, Oklahoma 73105
(Name and address of agent for service)

(405) 463-6900
(Telephone number, including area code, of agent for service)

Copies to:

Seth R. Molay, P.C.	John Goodgame
Akin Gump Strauss Hauer & Fled LLP	Akin Gump Strauss Hauer & Fled LLP
2300 N. Field Street, Suite 1800	1111 Louisiana Street, 44th Floor
Dallas, TX 75201	Houston, TX 77002
(214) 969-2800	(713)220-8144

(214) 969-4343 (facsimile)	(713) 236-0822 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01	3,450,000	$92.79	$320,125,500	$34,925.69
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock as may become issuable pursuant to the adjustment provisions of the 2021 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan.
(2)    Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act. The price for the 3,450,000 shares of Common Stock being registered hereby is based on a price of $92.79, which is the average of the high and low trading prices per share of Common Stock of Diamondback Energy, Inc. as reported by The NASDAQ Global Select Market on June 24, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is filed by Diamondback Energy, Inc., a Delaware corporation (“Diamondback” or “Registrant”), relating to 3,450,000 additional shares (“Additional Securities”) of Diamondback’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the 2021 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan, which amended and restated the Diamondback Energy, Inc. 2019 Amended and Restated Equity Incentive Plan (as so amended and restated, the “Plan”). The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 11,750,000 shares, which includes an aggregate of 8,300,000 shares of Common Stock issuable under the Diamondback Energy, Inc. 2019 Amended and Restated Equity Incentive Plan, 2016 Amended and Restated Equity Incentive Plan and 2012 Equity Incentive Plan, previously registered under Diamondback’s Registration Statements on Form S-8 (File No. 333-235671) filed on December 23, 2019, (File No. 333-215798) filed on January 27, 2017 and (File No. 333-188552) filed on May 13, 2013, respectively (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except as amended hereby. The prospectus referred to in Part I of this Registration Statement is a combined prospectus for purposes of Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), and relates to this Registration Statement and the Prior Registration Statements.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Diamondback will provide all participants in the Plan with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, Diamondback is not filing such document(s) with the SEC, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)    The Registrant’s Annual Report on Form 10-K (File No. 001-35700), filed with the SEC on February 25, 2021;
(b)    The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2021;
(c)    The Registrant’s Quarterly Report on Form 10-Q (File No. 001-35700), filed with the SEC on May 7, 2021; and

(d)    The Registrant’s Current Reports on Form 8-K (File No. 001-35700), filed with the SEC on March 4, 2021, March 17, 2021, March 18, 2021, March 24, 2021, April 1, 2021 and June 8, 2021, and on Form 8-K/A (File No. 001-35700), filed with the SEC on March 4, 2021; and
The description of the Registrant’s securities is included as Exhibit 4.6 to this Registration Statement, which updates the description of the Registrant’s securities previously filed with the SEC as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-35700), filed on February 27, 2020.
In addition, the Registrant incorporates by reference into this Registration Statement the audited consolidated 2020 financial statements of QEP Resources, Inc. (“QEP”), comprised of the consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements, previously filed in Item 8 of QEP’s 2020 Annual Report on Form 10-K filed with the SEC on February 24, 2021.

Further, the Registrant incorporates by reference into this Registration Statement certain information with respect to QEP’s oil and natural gas reserves derived from the report of Ryder Scott Company L.P., independent oil and gas reserve evaluation engineering consultants, as of December 31, 2020, which report is included as Exhibit 99.1 to QEP’s Annual Report on Form 10-K filed with the SEC on February 24, 2021.

In addition, all documents filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein as discussed in the following paragraph) after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference into, and a part of, this Registration Statement from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and the Registrant is not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. The Registrant is not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this Registration Statement, unless otherwise indicated on such Form 8-K.

Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.

Item 6.    Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•    for any breach of the director’s duty of loyalty to the company or its stockholders;
•    for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•    in respect of certain unlawful dividend payments or stock redemptions or repurchases; and
•    for any transaction from which the director derives an improper personal benefit.
In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of Diamondback’s amended and restated certificate of incorporation, as further amended to the date hereof (the “certificate of incorporation”), provides that that no director shall be personally liable to Diamondback or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the certificate of incorporation is to eliminate Diamondback’s rights and those of its stockholders (through stockholders’ derivative suits on Diamondback’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate Diamondback’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the certificate of incorporation, the liability of Diamondback’s directors to Diamondback or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the certificate of incorporation limiting or eliminating the liability of directors, whether by Diamondback’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Diamondback to further limit or eliminate the liability of directors on a retroactive basis.

Indemnification

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The certificate of incorporation provides that Diamondback will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former directors and officers, as well as those persons who, while directors or officers of Diamondback, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the certificate of incorporation will be indemnified by Diamondback in connection with a proceeding initiated by such person only if such proceeding was authorized by the Diamondback’s board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by the certificate of incorporation is a contract right that includes the right to be paid by Diamondback the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by Diamondback’s officer or director will be made only upon delivery to Diamondback of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under the certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the certificate of incorporation may have or hereafter acquire under law, the certificate of incorporation, Diamondback’s second amended and restated bylaws, as may be amended or restated from time to time (the “bylaws”), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the certificate of incorporation affecting indemnification rights, whether by Diamondback’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Diamondback to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The certificate of incorporation also permits Diamondback, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by the certificate of incorporation.

The bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the certificate of incorporation. In addition, the bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by Diamondback within a specified period of time. The bylaws also permit Diamondback to purchase and maintain insurance, at Diamondback’s expense, to protect Diamondback and/or any director, officer, employee or agent of Diamondback or another entity, trust or other enterprise against any expense, liability or loss, whether or not Diamondback would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the bylaws affecting indemnification rights, whether by the Diamondback’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Diamondback to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Diamondback has entered into indemnification agreements with each of its directors and executive officers. These agreements require Diamondback to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Diamondback, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Diamondback also intends to enter into indemnification agreements with future directors and executive officers.

Indemnification and Insurance under the Merger Agreement with QEP
Diamondback and the surviving corporation in the merger with QEP completed on March 17, 2021 (the “merger”) have agreed to, jointly and severally, indemnify, defend and hold harmless certain officers, directors and employees of QEP and its subsidiaries (the “indemnified persons”) against costs and liabilities (including attorneys’ and other professionals’ fees and expenses), arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of QEP or any of its subsidiaries, a fiduciary under any QEP plan or any employee benefit plan of QEP’s its subsidiaries or is or was serving at the request of QEP or any of its subsidiaries as a director, officer, employee or agent of another entity or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the effective time of the merger (such liabilities, the “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the merger agreement or the transactions contemplated by the merger agreement, in each case to the fullest extent such person is entitled to indemnification (including an advance of expenses) by QEP as of December 20, 2020 (whether pursuant to QEP’s organizational documents, pursuant to contract or under applicable law).
Diamondback and the surviving corporation in the merger have agreed that any amendment, repeal or other modification of any provision in the organizational documents of the surviving corporation or any of its subsidiaries in any manner that would adversely affect the rights thereunder of any indemnified person to indemnification, exculpation and advancement in respect of the indemnified liabilities shall not be enforceable against the indemnified persons except to the extent required by applicable law, and then only to the minimum extent required by law, shall be prospective only, shall not limit or eliminate any such right with respect to any claim or action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification, and shall be disregarded for purposes of determining the rights of indemnified persons in respect of indemnified liabilities. Diamondback has agreed to, and will cause the surviving corporation to, fulfill and honor any indemnification, expense advancement or exculpation agreements between QEP or any of its subsidiaries and any of its directors, officers, employees or agents existing and in effect prior to December 20, 2020.
Diamondback and the surviving corporation in the merger have put in place customary “tail” insurance policies with a claims period of at least six years and in an amount and scope at least as favorable as QEP’s then existing policies with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the effective time of the merger.
Other Indemnification Provisions
Diamondback may enter into an underwriting agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify Diamondback’s directors and officers against certain liabilities, including liabilities under the Securities Act.
Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 001-35700, filed by the Registrant with the SEC on November 16, 2012).

4.2
Certificate of Amendment No. 1 to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Registrant with the SEC on December 12, 2016).

4.3
Certificate of Amendment No. 2 to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Registrant with the SEC on June 8, 2021).

4.4	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Registrant with the SEC on November 19, 2019).
4.5
Specimen certificate for shares of common stock, par value $0.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by the Registrant with the SEC on August 20, 2012).

4.6*	Description of the Registrant’s Securities.
4.7
Registration Rights Agreement, dated as of February 26, 2021, by and among Diamondback Energy, Inc., Guidon Operating LLC and Guidon Energy Holdings LP (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-255731), filed by the Registrant with the SEC on May 3, 2021).

4.8
Letter Agreement, dated as of April 27, 2021, by and among Diamondback Energy, Inc., Guidon Operating LLC and Guidon Energy Holdings LP relating to the Registration Rights Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-255731), filed by the Registrant with the SEC on May 3, 2021).

4.9+	Diamondback Energy, Inc. 2019 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to Schedule DEF 14A filed by the Registrant with the SEC on April 26, 2019).
4.10+	2021 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan (incorporated by reference to Appendix B to Schedule DEF 14A filed by the Registrant with the SEC on April 23, 2021).
4.11+
2020 Form of Time Vesting Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K (File 001-35700) filed by the Registrant with the SEC on February 27, 2020).

4.12+
2020 Form of Performance Vesting Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 of the Annual Report on Form 10-K (File 001-35700) filed by the Registrant with the SEC on February 27, 2020).

4.13+
2021 Form of Time Vesting Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 of the Annual Report on Form 10-K (File 001-35700) filed by the Registrant with the SEC on February 25, 2021).

4.14+
2021 Form of Performance Vesting Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-K (File 001-35700) filed by the Registrant with the SEC on February 25, 2021).

4.15+	Form of Time-Vesting Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K, File No. 001-35700, filed by the Registrant with the SEC on March 5, 2014).
4.16+	Form of Performance-Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K, File No. 001-35700, filed by the Registrant with the SEC on March 5, 2014).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the validity of Diamondback Energy, Inc.’s common stock being registered.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP with respect to Diamondback Energy, Inc.’s financial statements.
23.3*	Consent of Deloitte & Touche LLP with respect to QEP Resources, Inc.’s financial statements.
23.4*	Consent of Ryder Scott Company, L.P. with respect to the Diamondback Energy, Inc. reserve report.
23.5*	Consent of Ryder Scott Company, L.P. with respect to the Viper Energy Partners LP reserve report.
23.6*	Consent of Ryder Scott Company, L.P. with respect to QEP Resources, Inc.’s reserve report.
24.1*	Powers of Attorney (included on signature pages hereto).

*Filed herewith.
+Compensatory plan, contract or arrangement.

Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, Texas on June 30, 2021.

DIAMONDBACK ENERGY, INC.

By:	/s/ Teresa L. Dick
Teresa L. Dick
Executive Vice President, Chief Accounting Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Travis D. Stice, Kaes Van’t Hof, Teresa L. Dick and Matthew Zmigrosky, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Travis D. Stice	Chief Executive Officer, Director	June 30, 2021
Travis D. Stice	(Principal Executive Officer)

/s/ Kaes Van’t Hof	Chief Financial Officer	June 30, 2021
Kaes Van’t Hof	(Principal Financial Officer)

/s/ Teresa L. Dick	Executive Vice President, Chief Accounting Officer and Assistant Secretary	June 30, 2021
Teresa L. Dick	(Principal Accounting Officer)

/s/ Steven E. West	Chairman of the Board (Director)	June 30, 2021
Steven E. West

/s/ Vincent K. Brooks	Director	June 30, 2021
Vincent K. Brooks

/s/ Michael P. Cross	Director	June 30, 2021
Michael P. Cross

/s/ David L. Houston	Director	June 30, 2021
David L. Houston

/s/ Stephanie K. Mains	Director	June 30, 2021
Stephanie K. Mains

/s/ Mark L. Plaumann	Director	June 30, 2021
Mark L. Plaumann

/s/ Melanie M. Trent	Director	June 30, 2021
Melanie M. Trent